Exhibit (p)(1)(g)

                      FIRST PACIFIC MUTUAL FUND, INC.
                             CODE OF ETHICS
                              ATTACHMENT A
                         Effective:  July 27, 2000
                        Amended:  December 27, 2007

List of Access Persons
Andrea Chan - Wealth Manager
Clayton Chow - Director
Summer Chun -Wealth Manager
Louis D'Avanzo - Portfolio Manager
Richard Hazell - Senior Wealth Manager
Beverly Henon - Senior Wealth Manager
Brian Ishihara - Senior Wealth Manager
Wendy Ito - Administration
Lynden Keala - Director
Jean Lee - Secretary
Terrence Lee - President and CEO, Interested Director
Kathy Lum - Senior Wealth Manager
Barry Magaoay - Senior Wealth Manager
Stuart Marlowe - Director
Charlotte Meyer - Assistant Treasurer
Ken Montpas - Senior Wealth Manager
Cory Nakamura - Wealth Manager
Karen Nakamura - Director
Emily Rakieten - Administration
Kim Scoggins - Director
Clementine Siaosi - Administration
Nora Simpson - Treasurer and Chief Compliance Officer


List of Investment Personnel
Louis D'Avanzo - Portfolio Manager
Jean Lee - Secretary
Terrence Lee - President and CEO, Director
Charlotte Meyer - Assistant Treasurer
Nora Simpson - Treasurer and Compliance Officer


Review Officer
Nora Simpson - Chief Compliance Officer

Alternate Review Officer
Terrence Lee - President and CEO, Interested Director